CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated July 23, 2008, accompanying the financial statements of Missouri Insured Municipals Income Trust, Series 114, Connecticut Investors' Quality Tax-Exempt Trust, Series 2 and Virginia Investors' Quality Tax-Exempt Trust, Series 89 (included in Van Kampen Focus Portfolios, Municipal Series 433) as of March 31, 2008, and for each of the three years in the period then ended and the financial highlights for the period from April 29, 2003 (date of deposit) through March 31, 2004 and for each of the four years in the period ended March 31, 2008, contained in this Post-Effective Amendment No. 5 to Form S-6 (File No. 333-104069) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
July 23, 2008